Exhibit 99.1

For information contact:

David B. Roberts

President

LeMaitre Vascular, Inc.

781.221.2266 x119

droberts@lemaitre.com

LeMaitre Vascular Completes Termination of AlboGraft Distribution Agreement

BURLINGTON, Mass., Mar 27, 2009 — LeMaitre Vascular, Inc. (Nasdaq: LMAT), a provider of peripheral vascular devices and implants, announced today that it has completed its termination of Edwards Lifesciences’ distribution of the Company’s AlboGraft Vascular Graft, a polyester vascular prosthesis used in the repair or replacement of diseased blood vessels. The Company paid Edwards Lifesciences €2.25 million in exchange for the termination, detailed customer information and transition services provided by Edwards. The Company also repurchased approximately €375,000 of inventory.

“We are pleased to be able to offer the AlboGraft Vascular Graft to our vascular surgeon customers directly through our European sales force,” said David B. Roberts, President of LeMaitre Vascular. “A polyester graft is an essential device in vascular surgery and perfectly complements our product portfolio. Obtaining the distribution rights for this high-quality product allows our Company to now offer implants for both endovascular and open aortic repair.”

The Company expects to record charges of up to $2.5 million associated with this transaction in Q1, 2009.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease, a condition that the Company estimates affects more than 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices that are used in arteries and veins outside of the heart including the Expandable LeMaitre Valvulotome, the Pruitt-Inahara Carotid Shunt, the TAArget Thoracic Stent Graft, and the AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company and third parties.

For more information about the Company, please visit http://www.lemaitre.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s ability to integrate the AlboGraft Vascular Graft into its European sales and marketing organization are forward-looking statements involving risks and uncertainties. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, the Company’s ability to realize the anticipated benefits of its transactions; risks related to product demand and market acceptance of the Company’s products; the risk that the Company encounters difficulties in effecting the conversion of AlboGraft Vascular Graft sales from a distribution model to a direct sales model; the significant competition the Company faces from other companies, technologies, and alternative medical procedures, including newer endovascular technologies; the Company’s ability to expand its product offerings through internal development or acquisition; disruption at any of the Company’s manufacturing facilities; and the risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC and available on its investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov, and in subsequent SEC filings. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE LeMaitre Vascular, Inc.

http://www.lemaitre.com/